Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-203907, Form S-8 No. 333-221540, and Form S-8 No. 333-195634) of Papa Murphy's Holdings, Inc. of our report dated March 14, 2018, relating to the consolidated financial statements of Papa Murphy's Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K for the year ended January 1, 2018.

/s/    Moss Adams LLP

Portland, Oregon
March 14, 2018